AXIS

SECOND AMENDMENT TO LEASE
(BIOCORRX INC.)

THIS SECOND AMENDMENT TO LEASE (this "**Amendment**") is made as of July 11, 2019, by and between **AXIS CAMPUS OWNER, LLC**, a Delaware limited liability company ("**Landlord**") and **BIOCORRX INC.**, a Nevada corporation ("**Tenant**").

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease Agreement (the "**Original Lease**") dated as of March 9, 2016, as amended by that certain First Amendment to Lease (the "**First Amendment**") dated as of February 14, 2019 (collectively, as amended, the "**Lease**"), with respect to certain premises located at 2390 East Orangewood Avenue, Anaheim, California 92806 (the "**Building**"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B. Pursuant to the Lease, Tenant leases from Landlord certain premises (the "**Existing Premises**") consisting of approximately 1,872 rentable square feet, on the fifth (5th) floor of the Building, designated as Suite 575, as more particularly described in the Lease.

C. Landlord and Tenant have agreed to relocate Tenant from the Existing Premises to larger premises consisting of approximately 3,066 rentable square feet designated as Suite 500/510, and located on the fifth (5th) floor of the Building, as more particularly shown on Exhibit A attached hereto (the "**New Premises**").

D. Landlord and Tenant desire to amend the Lease to extend the Term of the Lease, to relocate Tenant from the Existing Premises to the New Premises, and to modify other provisions of the Lease, all as more particularly set forth herein and subject to the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. TERM OF THE LEASE.

a. *Extension of the Term*. Effective as of the date hereof, the Term of the Lease is hereby extended for an additional period of sixty-three (63) months (the "**Extended Term**"), commencing on the date (the "**Extension Date**") which is the date of Substantial Completion of the Landlord Work (as such terms are defined in Section 4.c below), and shall expire on the date (the "**Expiration Date**") which is the last date of the sixty-third (63rd) month following the Extension Date. The Extension Date is anticipated to be September 1, 2019 **[*TO BE CONFIRMED*]**. Unless otherwise stated herein, all references to the "Term" in the Lease and this Amendment shall be deemed references to the Term of the Lease, as extended by this Amendment, and all references to the expiration date of the Lease, or to the "Expiration Date" as amended hereby. It is acknowledged and agreed that the existing Term currently expires September 30, 2024, and the Extended Term described herein supersedes and replaces the currently remaining Term of the Lease pursuant to this Amendment.

b. *Early Access*. Tenant may access the New Premises for the period commencing August 1, 2019, until the Extension Date (such period being referred to herein as the "**Early Access Period**"), subject to and in accordance with the terms of this Section 1.b, and provided that Tenant and its agents do not interfere with, or delay, construction of the Landlord Work, for the purpose of the installation of Tenant's furniture, fixtures and equipment therein. Tenant's entry into the New Premises during the Early Access Period shall be subject to (i) full execution and delivery of this Amendment, (ii) Landlord's receipt of the addition to the existing Security Deposit pursuant to Section 10 below (to be maintained pursuant to the terms of Section VI [Security Deposit] of the Original Lease), and (iii) Landlord's receipt of insurance certificates evidencing that Tenant is carrying the insurance required to be carried by Tenant for the New Premises pursuant to the terms of Section XVI (Insurance) of the Original Lease, and all of the terms and conditions of the Lease, as amended, shall apply, provided that Tenant shall not be obligated to pay Base Rent or Tenant's Pro Rata Share of Expenses and Taxes for the New Premises until the occurrence of the Extension Date. However, during the Early Access Period, Tenant shall pay to Landlord all other sums and charges required to be paid by Tenant under the Lease, as amended (such as charges for additional services provided to the New Premises so occupied, pursuant to Section VII [Services to be Furnished by Landlord] of the Original Lease), and Tenant's access shall be subject to all applicable Laws, regulations and codes then in place governing such occupancy and use. Subject to the foregoing, during such Early Access Period, Tenant shall be liable to Landlord for any damage to any portion of the New Premises, caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or the New Premises and against injury to any persons caused by Tenant's entry during the Early Access Period.

2. **PREMISES MODIFICATION**.

a. *Premises Modification*. Effective as of the Extension Date, the Premises (as defined in the Lease) is hereby amended to delete the Existing Premises and to add the New Premises. Accordingly, as of Extension Date, all references to the "Premises" in the Lease and this Amendment shall be deemed to be references to the New Premises.

b. *Confirmation of Dates*. Once the Extension Date has been determined, Landlord may deliver to Tenant a Confirmation of Dates in the form attached hereto as Exhibit C, setting forth the Extension Date and the Expiration Date, and Tenant shall execute and return such Confirmation to Landlord within five (5) days after Tenant's receipt thereof. If Tenant fails to execute and return the Confirmation within such 5-day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the Confirmation (and such failure shall constitute a default by Tenant under the Lease).

3. **VACATION OF THE EXISTING PREMISES**. Tenant shall surrender the Existing Premises to Landlord by no later than five (5) days after the Extension Date (such 5-day period, the "**Move-Out Period**") in broom-clean condition, having removed all personal property and otherwise in the condition required under the terms of the Lease. In addition, Tenant shall return to Landlord all pass keys, entry keys and other items which may have been provided in connection with the Lease with respect to the Existing Premises. Nothing herein shall be construed as a waiver or modification of any of Landlord's rights to receive payment in full of all amounts owed pursuant to the terms of the Lease for the Existing Premises for all periods prior to the Extension Date. With respect to the Existing Premises, Landlord agrees that Tenant shall

not be required to pay Base Rent or Tenant's Pro Rata Share of Expenses and Taxes for the Existing Premises during the Move-Out Period; provided, however, Tenant shall be obligated to pay for any above-standard services requested by Tenant during the Move-Out Period, pursuant to the terms of the Lease. However, if, for any reason, Tenant has not vacated the Existing Premises in the condition set forth herein prior to expiration of the Move-Out Period, Section XXVI (Holding Over) of the Original Lease shall apply to Tenant's continued occupancy of the Existing Premises and, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Subject to the foregoing, the Lease shall terminate for all purposes with respect to the Existing Premises only effective as of the date Tenant vacates the Existing Premises in accordance with the terms of this Amendment, provided that those liabilities or obligations that survive termination of the Lease in accordance with its terms shall survive such termination.

4. CONDITION AND USE OF THE PREMISES; LANDLORD WORK.

a. *Condition of Existing Premises*. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to refurbish the Existing Premises. Tenant confirms that (i) it is presently in possession of the Existing Premises pursuant to the Lease and will continue to occupy such space "**AS-IS**", (ii) the Existing Premises are suited for the use intended by Tenant, and (iii) the Existing Premises are in good and satisfactory condition.

b. *Condition and Use of the New Premises*. Except as specifically set forth in Section 4.c below, Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the New Premises, and the taking of possession of the New Premises by Tenant shall be conclusive evidence that Tenant accepts the same "**AS-IS**" and that the New Premises is suited for the use intended by Tenant and was in good and satisfactory condition at the time such possession was taken. Tenant acknowledges that neither Landlord nor Landlord's agents has made any representation or warranty as to the condition of the New Premises or the suitability for Tenant's purposes. Tenant represents and warrants to Landlord that (i) it shall use the New Premises solely for general office use pursuant to the terms of the Lease, (ii) it does not intend to use the New Premises for any other purpose, and (iii) prior to executing this Amendment it has made such investigations as it deems appropriate with respect to the suitability of the New Premises for its intended use and has determined that the New Premises is suitable for such intended use.

c. *Landlord Work*. Landlord, at its sole cost and expense, and using Building standard colors, methods, materials and finishes, shall cause certain improvements to be performed within the New Premises pursuant to the description of work and the space plan attached hereto as Exhibit B (collectively, the "**Landlord Work**"). For purposes of this Amendment, including for purposes of determining the Extension Date, "**Substantial Completion**" of the Landlord Work shall occur when the Landlord Work has been substantially completed in accordance with the description of work and the space plan, even though minor details or adjustments that do not materially interfere with Tenant's use or occupancy of the New Premises for normal business operations may remain to be completed. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents, or their respective contractors or vendors, including, without limitation, changes

requested by Tenant to approved plans or specifications, Tenant's failure to comply with any of its obligations under the Lease, as amended, or the specification of any materials or equipment with long lead times (each, a "**Tenant Delay**"), then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Extension Date shall be deemed to be the date the Extension Date would have occurred if no Tenant Delay had occurred. Any additions or changes to the Landlord Work shall be subject to Landlord's approval and shall be at Tenant's sole cost and expense (including a commercially reasonable construction management fee), payable by Tenant to Landlord upon demand (and in any event, prior to the date Landlord causes its contractor to commence construction of such additions or changes). Tenant shall be responsible for any Tenant Delay in completion of the Landlord Work resulting from any such other work and upgrades requested or performed by Tenant.

5. BASE RENT.

a. *Base Rent for the Existing Premises Prior to Extension Date*. Prior to the Extension Date, and in addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Base Rent for the Existing Premises pursuant to and in accordance with the terms of the Lease, as amended.

b. *Base Rent for the New Premises During the Extended Term*. From and after the Extension Date, in addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Base Rent for the New Premises as set forth in the rental chart below, pursuant to and in accordance with the terms of the Lease, as amended. Accordingly, from and after the Extension Date, the rental chart set forth below hereby supersedes and replaces the applicable portion of the rental chart set forth in Section 3.a (Base Rent) of the First Amendment.

Months During the Extended Term	**Annual Base Rent**	**Monthly Base Rent**	**Monthly Rate per Rentable Square Foot for the New Premises**
1 – 12	$114,055.20	$9,504.60	$3.10
13 – 24	$117,476.86	$9,789.74	$3.19
25 – 36	$121,001.19	$10,083.43	$3.29
37 – 48	$124,631.20	$10,385.93	$3.39
49 – 60	$128,370.10	$10,697.51	$3.49
61 – 63	$132,221.22	$11,018.44	$3.59

c. *Rent Abatement*. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as amended, and no default by Tenant occurs under the Lease, Landlord hereby agrees that Tenant shall not be required to pay the monthly installments of Base Rent for the New Premises for the first (1st) three (3) full months of the Extended Term (the "**Abatement Period**"). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other

monetary obligations under the Lease, as amended. In the event of a default by Tenant under the terms of the Lease that results in termination of the Lease in accordance with the provisions of the Lease, including, without limitation, Section XX (Events of Default) of the Original Lease, then as a part of the recovery set forth in Section XXI (Remedies) of the Original Lease, Landlord shall be entitled to the recovery of the Base Rent that was abated under the provisions of this Section 5.

6. EXPENSES AND TAXES. In addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Tenant's Pro Rata Share of Expenses and Taxes pursuant to and in accordance with the terms of the Lease, as amended.

a. *Base Year*. From and after the Extension Date, (i) Expenses Taxes will be calculated using calendar year 2019 as the Base Year, and (ii) all references to the "Base Year" in the Lease and this Amendment shall be deemed to be references to the calendar year 2019.

b. *Tenant's Pro Rata Share*. From and after the Extension Date, Tenant's Pro Rata Share shall be 1.02% (3,066 rentable square feet within the New Premises / 299,584 rentable square feet within the Project).

7. NOTICE ADDRESSES. Effective immediately, all notices to Landlord under the Lease shall be sent to the addresses listed below, and effective as of the Extension Date, all notices to Tenant under the Lease shall be sent to the address listed below:

IF TO LANDLORD:

AXIS CAMPUS OWNER, LLC
c/o Pendulum Property Partners
2390 E. Orangewood Avenue, Suite 120
Anaheim, CA 92806
Attention: Property Manager – Axis Campus

with a copy to:

AXIS CAMPUS OWNER, LLC
c/o Pendulum Property Partners
5 Peters Canyon Road, Suite 350
Irvine, CA 92606
Attention: Asset Manager – Axis Campus

with an additional copy to:

AXIS CAMPUS OWNER, LLC
c/o Goldman Sachs
Realty Management Division
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Asset Manager – Axis Campus

and an additional copy to:

AXIS CAMPUS OWNER, LLC
c/o Goldman Sachs
Realty Management Division
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Legal Department – Axis Campus

IF TO TENANT:

BIOCORRX INC.
2390 East Orangewood Avenue, Suite 500/510
Anaheim, California 92806
Attention: Office Manager

8. SIGNAGE FOR THE NEW PREMISES. Landlord shall cause Tenant's listing on the Building directory in the lobby of the Building to be updated to reflect the New Premises and shall cause Tenant's existing signage to be relocated to the New Premises in the location designated by Landlord.

9. PARKING. During the Extended Term, Tenant shall be entitled to use up to __________ (___) **[*TO BE CALCULATED USING USABLE SQUARE FEET*]** parking passes for unreserved parking spaces, at no cost to Tenant during the Extended Term hereunder. Tenant's use of the parking passes shall be subject to the terms and conditions of the Lease, as amended, and the parking rules at the Property, as amended or established by Landlord (or the parking operator) from time to time.

10. SECURITY DEPOSIT. Landlord is currently holding a Security Deposit in the amount of **[**$13,422.24**] [*TO BE CONFIRMED BY LANDLORD*]** under the Lease. Upon execution of this Amendment, Tenant shall deliver an additional sum of $28,513.80 (the "**Additional Security Deposit**") for a total Security Deposit of **[**$41,936.04**]**. The Security Deposit shall be held pursuant to Section VI (Security Deposit) of the Original Lease, through the date Tenant has satisfied all of its obligations under the Lease, as amended hereby. Notwithstanding the terms of Section VI.A (Security Deposit) of the Original Lease, so long as (i) no breach or default by Tenant has occurred under the Lease as of the date Tenant requests a reduction of the Security Deposit pursuant to this Section 10 and as of the effective date of such reduction, (ii) there has been no draw on the Security Deposit prior to the effective date of reduction, and (iii) there has been no material adverse change in Tenant's financial condition from the condition existing as of the date hereof (collectively, the "**Review Conditions**"), Tenant shall have a one (1) time right after the eighteenth (18th) full calendar month of the Extended Term, to request a reduction of the Security Deposit in an amount to be determined by Landlord (if any, the "**Reduction Amount**"), subject to and in accordance with the terms and conditions of this Section 10. In order to request a reduction of the Security Deposit as referenced herein, Tenant shall deliver to Landlord at least thirty (30) days prior written notice to Landlord requesting a reduction of the Security Deposit as set forth herein, including written confirmation by Tenant that the Review Conditions are satisfied. Following receipt of Tenant's written request for a reduction of the Security Deposit and Landlord's confirmation that the Review Conditions are satisfied, the Reduction Amount, if any, shall be applied to Base Rent next coming due under the Lease, as amended. Following a reduction of the Security Deposit as set

forth above, there shall be no further reduction in the amount of the Security Deposit for the remainder of the Term.

11. **BROKERS**. Tenant represents and warrants to Landlord that other than Southwest Commercial (Jordan De Meis), it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.

12. **CONTINUING EFFECTIVENESS**. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. Tenant hereby confirms that do default exists under the Lease.

13. **COUNTERPARTS; ELECTRONIC SIGNATURE**. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully executed agreement, with the same effect and validity as a single, original agreement signed by all of the parties. Landlord and Tenant agree that the execution of this Amendment by electronic means (including by use of DocuSign or similar means and/or by use of digital signatures) and/or the delivery of an executed copy of this Amendment by e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered. Signed copies of this Amendment or of the signature pages hereto may also be exchanged by mail (either United States Postal Service or via reputable overnight carrier), e-mail in pdf or other printable format, and any such method shall be equally binding on the parties and shall have the same legal effect as delivery of an original executed copy of this Amendment for all purposes, and in all circumstances, including, but not limited to, collection, admissibility, authentication, or any other legal purpose. Landlord acknowledges and agrees that Tenant may from time to time retain information and documents electronically (such as in optical, digital or other electronic storage and retrieval system) and destroy the original documents.

14. **EXECUTION BY BOTH PARTIES**. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and execution and delivery hereof, and Landlord's lender holding a lien with respect to the Building has approved this Amendment and the terms and conditions hereof.

15. **AUTHORIZATION**. The individuals signing on behalf of Tenant each hereby represents and warrants that he or she has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

16. **REQUIRED ACCESSIBILITY DISCLOSURE**. Landlord hereby advises Tenant that the Property has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in the Lease, Landlord shall have no liability or responsibility to make

any repairs or modifications to the Premises or the Property in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:

> "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." [*Cal. Civ. Code Section 1938(e)*]

Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord's prior written consent.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Landlord:

AXIS CAMPUS OWNER, LLC,
a Delaware limited liability company

By: Pendulum Property Partners, LLC,
a Nevada limited liability company, its manager

By:____________________________
Name:__________________________
Title:___________________________

Tenant:

BIOCORRX INC.,
a Nevada corporation

By: [signature]
Name: Brady Granier
Title: CEO/President

By: [signature] Lourdes Felix
Name: LOURDES FELIX
Title: CFO/COO

____
Tenant's Tax ID Number (SSN or FEIN)

EXHIBIT A

NEW PREMISES

[to be attached]

EXHIBIT B

DESCRIPTION OF WORK AND SPACE PLAN

- Tenant chooses to have their suite entry at suite 510. Close up the existing entry door and side glass windows at suite 500. The side glass windows to be relocated to Tenant's new main entry at suite 510.

- The "New Conference Room" to have a width of 17'.

- The glass wall on the "existing conference room / office" in suite 500 to be relocated to Tenant's newly proposed conference room to the left. The "existing conference room / office" wall opening, where the glass was removed, to be re-drywalled and left as a regular office / alternate conference room.

- Both of the relocated, existing, entry and conference room, glass panels to be frosted for privacy.

- Landlord to remove the kitchen/break area/coffee bar from suite 500 and cap off plumbing. (Landlord may possibly reuse the kitchen cabinetry in another suite @ AXIS). Tenant will utilize the existing, enclosed kitchen in suite 510. New matching Building standard carpet and matching Building standard base board throughout the New Premises, including to replace the existing hard flooring and demoed coffee bar area.

Additional Items:

- Add power outlets to the New Premises, as directed by Tenant and approved by Landlord.

- New paint throughout, per Tenant's color scheme/selection, approved by Landlord.

- Install floor to ceiling, side light windows to existing offices that currently do not have them.

- New vertical blinds throughout.

- Remove all "trophy cases" and restore dry wall.

- Add locks on all thermostats.

- General clean up throughout prior to delivering occupancy.

- Clean carpets, as necessary, as determined by Landlord, utilizing Building standard methods.


Relocate Glass Entry from Suite 500 to Suite 510 Entrance.
510
New Conference Room (2 New Walls + One Glass Door)
Relocate Glass to New Conference Room Wall
500
= New Walls
= Demo

*Not to Scale

Reference Description of Work and Space Plan

TENANT'S INITIALS HERE: ______

EXHIBIT C

FORM OF CONFIRMATION OF DATES

CONFIRMATION OF DATES

______________________, 20__

BIOCORRX INC.
2390 East Orangewood Avenue, Suite 500/510
Anaheim, California 92806
Attention: Office Manager

Re: Office Lease Agreement dated as of March 9, 2016, as amended by that certain First Amendment to Lease dated as of February 14, 2019, and that certain Second Amendment to Lease dated as of July 11, 2019 (collectively, as amended, the "**Lease**"), between **AXIS CAMPUS OWNER, LLC**, a Delaware limited liability company ("**Landlord**"), and **BIOCORRX INC.**, a Nevada corporation ("**Tenant**"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. **Condition of New Premises**. Tenant has accepted possession of the New Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on 0 hereto (the "**Punchlist Items**"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the New Premises are suitable for the Permitted Use.

2. **Extension Date**. The Extension Date is ___________________, 20__.

3. **Expiration Date**. The Term is scheduled to expire on ______________, 20___, which is the last day of the sixty-third (63rd) full calendar month following the Extension Date.

4. **Contact Person**. Tenant's contact person in the New Premises is:

2390 East Orangewood Avenue, Suite 500/510
Anaheim, California 92806
Attention: ________________________________
Telephone: ___.___.____
Email: _______________

5. **Ratification**. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs

or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. **Binding Effect; Governing Law**. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

PENDULUM PROPERTY PARTNERS, LLC,
on behalf of Landlord

By:________________________________
Name:______________________________
Title:_______________________________

Agreed and accepted:

TENANT:

BIOCORRX INC.,
a Nevada corporation

By:________________________________
Name:______________________________
Title:_______________________________

By:________________________________
Name:______________________________
Title:_______________________________

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.